FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

SAINT LOUIS, MO. (August 2, 2007)—Isle of Capri Casinos, Inc. (NASDAQ: ISLE) today provided additional comments and information on its financial results for the fourth fiscal quarter and fiscal year ended April 29, 2007, which were reported in its Form 10-K filing on July 30, 2007. The Company reported a 17.3% decrease in net revenues from continuing operations to $255.6 million for the fourth quarter compared to net revenues from continuing operations of $309.1 million for the same quarter in fiscal 2006. Loss from continuing operations was $13.1 million or ($0.43) per common share, during the fourth quarter of fiscal 2007 compared to income of $10.5 million or $0.33 per diluted common share for the fourth quarter of fiscal 2006. Adjusted EBITDA1 from continuing operations for the fourth quarter of fiscal 2007 decreased 22.9% to $57.3 million compared to Adjusted EBITDA1 from continuing operations of $74.3 million for the same quarter in fiscal 2006. The fourth quarter ended April 29, 2007 included thirteen weeks of operating results compared to the fourth quarter ended April 30, 2006, which included fourteen weeks of operating results. This accounts for approximately 7.5% of the year or year decrease in revenues and Adjusted EBITDA1. Other factors contributing to the year over year declines include increased competition in several of the Company’s markets, most significantly Biloxi, MS and severe weather in several markets in the first period of the fourth quarter of fiscal 2007.

For the twelve months ended April 29, 2007, the Company reported a 1.4% increase in net revenues from continuing operations to $1.0 billion, compared to $987.4 million for the comparable period in the prior year. For the twelve months of fiscal 2007, the Company reported a loss from continuing operations of $21.3 million, or ($0.70) per common share, compared to income of $8.6 million, or $0.28 per diluted common share for the same period in fiscal 2006. Adjusted EBITDA1 from continuing operations in the twelve-month period reported a 4.5% decrease to $194.6 million, compared to $203.7 million for the comparable twelve-month period in fiscal 2006. During the twelve months ended April 29, 2007, the Company recognized a pretax gain of $23.2 million related to the sale of its Isle-Bossier City and Isle-Vicksburg properties. This gain on sale is included in income from discontinued operations and the impact on net income per diluted common share was $0.45 for the twelve-months ended April 29, 2007 with the remaining $0.10 coming from the normal operating results of the two properties.

Isle-Bossier City, Isle-Vicksburg and Colorado Grande-Cripple Creek are reflected as discontinued operations for all periods presented. Accordingly, the operating results for these properties are not included in the net revenue, income from continuing operations and Adjusted EBITDA1 results discussed above. The sale of Isle-Bossier City and Isle-Vicksburg closed on July 31, 2006.

“Fiscal 2007 was a transitional year for the company, as we prepared for the opening of three properties under our new brand “the isle”, in addition to opening a new hotel and acquiring a new property.  The response from our guests has been very positive, and we look forward to growing our database and elevating the gaming experience for our customers.  In addition, we implemented new technology initiatives that will help us operate and market more efficiently, and introduced additional programs across the Company to improve margins,” said Bernard Goldstein, president and chief executive officer.

Highlights and Updates

The following items occurred in the fourth quarter of fiscal 2007:

•	The Company revealed its newest brand, “the isle®,” when its casino property in Pompano Beach, Florida opened on April 14.

•	In April the Company reached an agreement with government officials and its landlord to continue the operation of its casino at Our Lucaya in Freeport.

•
Construction began on the final phase of the project to return the Isle of Capri Biloxi Casino Resort to pre-Katrina planned levels. The project includes a land-based casino with approximately 2,100 slot machines, 50 table games, a new poker room, rebuilding the Company's signature steakhouse, Farraddays'®, as well as an expanded tropical-themed buffet and the reinstatement of the property’s convention and entertainment space. The more than $180 million construction project will largely be funded by insurance proceeds associated with Hurricane Katrina.

The following items occurred subsequent to the end of fiscal 2007 on April 29:

•
On May 3, the Florida legislature passed a bill to permit ATMs on the premises at Broward County pari-mutuel facilities, although not on the casino floor, increase operating hours including 18 hours per day on weekdays and 24 hours per day on the weekends, allow progressive machines, and increase the number of slot machines from 1,500 to 2,000. The bill went into effect on July 4.

• The Company opened its $45 million, 258-room Hotel in Bettendorf, Iowa on May 21.

•	The agreement to purchase Casino Aztar in Caruthersville, Missouri for approximately $45 million was finalized on June 10.

•
"the isle” casino and hotel at Waterloo in Iowa opened on June 30 with a 35,000 square foot single level casino, two restaurants and approximately 200-room hotel. Farraddays’, the Company’s signature steakhouse, a nightclub, spa and pool will open later this fiscal year.

•
The Company opened its "the isle" casino at Coventry located at the RICOH(TM) Arena in the United Kingdom on July 6. The project, authorized under the Gaming Act of 1968, includes 70 electronic gaming machines, over 40 table games including poker, as well as the Company's signature steakhouse, Farraddays', a Tradewinds Marketplace, and three bars including Lady G’s, an entertainment venue and “Club 87” a sports bar. A private dining club will open later this fiscal year.

•
The Company entered into an up to $1.35 billion senior secured credit facility, replacing the prior $700 million senior secured credit facility. Additionally, the Company has called its $200 million 9% subordinated notes at a call price of 104.5%. This will be funded through a delayed draw term loan under the new senior credit facility.

•
The Company filed its Form 10-Q/A for the 2007 fiscal third quarter on July 25 and its Form 10-K for the fiscal fourth quarter and year ended April 29, 2007 on July 30 to complete its previously announced restatements.

•
Effective July 30 Virginia McDowell became the Company’s new President and Chief Operating Officer. Additionally, the Company announced that it had added James B. Perry as a new member of its Board of Directors.

“Our search for a new president and chief operating officer has come to a close and we are pleased to welcome Virginia McDowell to the Isle of Capri family. We believe that we have selected the ideal candidate as Virginia brings just the right mix of gaming expertise and leadership capabilities to her new role. Everyone has eagerly welcomed Virginia to the Isle of Capri family,” Mr. Goldstein noted.

Operational Review of the Company’s Continuing Operations for the Fourth Quarter of Fiscal 2007 Compared to the Fourth Quarter of Fiscal 2006

Operating results for the fourth quarter of fiscal 2007 include one less week of operating results as compared to the fourth quarter of fiscal 2006. Also the operating results for the fourth quarter of fiscal 2007 include some significant additional expenses, as compared to the fourth quarter of fiscal 2006. These include an increase of approximately $4.5 million in property insurance expense over the prior year’s fourth quarter, for a twelve-month total increase of approximately $18.0 million over the prior fiscal year, which was allocated across all operating properties. The Company also recorded approximately $1.6 million of stock compensation expense in the fourth quarter of fiscal 2007 related to the adoption of FASB Statement No. 123 (revised 2004) “Share-Based Payment” (SFAS 123(R)), for a twelve-month total increase of approximately $7.2 million over the prior fiscal year. The stock compensation expense is allocated across all properties, but is primarily reflected in the Corporate expense line item. Pre-opening costs increased $10.4 million compared to the fourth quarter of fiscal 2006 primarily due to costs related to our casino developments in Pompano Beach, Florida; Waterloo, Iowa and Coventry, England.

In Mississippi, the Company’s three continuing operations contributed 24.3% of net revenues. Isle-Biloxi’s net revenues and Adjusted EBITDA1 decreased significantly from abnormally high prior year operating results due to increased competition in the market as competitors have re-opened after closures caused by Hurricane Katrina and while the Isle-Biloxi remains negatively impacted by the destruction of the Biloxi/Ocean Springs bridge, which is the primary thoroughfare for travelers from Florida to east Biloxi where Isle-Biloxi is located. Two lanes of the Biloxi/Ocean Springs bridge are scheduled to re-open in November and the complete new bridge with six lanes is scheduled to re-open in June 2008. Isle-Natchez continues to experience decreases in both net revenues and Adjusted EBITDA1 primarily resulting from the re-opening of casinos along the Gulf Coast. Isle-Lula’s net revenues and Adjusted EBITDA1 decreased slightly due to increased competition impacting certain of the property’s outlying feeder markets and disruption due to renovations of the casino floor.

In Louisiana, Isle-Lake Charles contributed 16.8% of net revenues. Isle-Lake Charles experienced a decrease in net revenues and Adjusted EBITDA1 due to increased competition in the market as competitors have fully re-opened following closures caused by Hurricane Rita and post hurricane normalization of population levels in the property’s feeder markets.

In Missouri, the Company’s two properties contributed 17.2% of net revenues. The Company’s Missouri operations were impacted by severe winter weather in the first period of the fourth quarter. Isle-Kansas City’s net revenues and Adjusted EBITDA1 were down due to increased competition related to the completion of competitors’ expansion projects in the market. Isle-Boonville’s net revenues and Adjusted EBITDA1 increased due to the opening of the Company’s new hotel and an increase in marketing efforts.

In Iowa, the Company’s three casinos contributed 17.7% of net revenues. Combined, the Company’s two Quad-City properties, the Isle-Bettendorf and the Isle-Davenport, and Isle-Marquette showed a decrease in both net revenues and Adjusted EBITDA1 due to increased competition in certain of our feeder markets in which we operate, including new and expanded gaming product by several of our competitors, as well as severe winter weather in the first period of the fourth quarter.

In Colorado, the Company’s two Black Hawk casino operations contributed 15.7% of net revenues. The Black Hawk properties experienced a decrease in net revenues and Adjusted EBITDA1 as compared to the prior year period primarily due to severe weather in the first period of the quarter and disruption at the Colorado Central Station gaming floor as it was redesigned for wider aisles and the implementation of 100% ticketing capabilities on slots.

In International operations, Isle-Our Lucaya recorded a reversal of approximately $9.4 million in certain prior year expenses related to the Company’s agreement with the Bahamian government and the Company’s landlord to keep the casino open. Additionally, the Company reversed its $2.2 million lease termination fee paid in the first quarter of fiscal 2007, which has now been recorded as pre-paid rent.

Corporate and other includes the Company’s corporate office operations, new development costs and the operating results of Pompano Park. The decrease in corporate and other compared to the fourth quarter of fiscal 2006 is primarily due to a $6.2 million decrease in new developments costs primarily due to costs incurred in the prior year fiscal quarter related to the pursuit of gaming licenses in Pittsburgh, Pennsylvania and Singapore. In December 2006, the Company was notified that it was not awarded either gaming license. The operating results of Pompano Park reflected a $3.6 million decrease in Adjusted EBITDA1, which relates primarily to construction disruption, increased property insurance premiums and increased repairs and maintenance costs incurred on the existing track facility prior to the opening of the Isle-Pompano casino facility. The Isle Pompano was only opened for the last two weeks of the fourth quarter of fiscal 2007. Also, the increase in corporate and other expenses includes approximately $2.0 million in costs incurred related to the completion of the restatement of the Company’s historical financial statements. These increased costs are partially offset by lower bonus, franchise taxes and other legal costs.

The Company recorded a $7.8 million valuation charge during the fourth quarter of fiscal 2007 related to the Isle-Lula, based on lower projected cash flows going forward. Comparatively, the Company recorded a $13.4 million valuation charge in the fourth quarter of fiscal 2006 related to its Blue Chip, plc operations in the United Kingdom and the Isle-Our Lucaya.

Operating results from the Colorado Grande-Cripple Creek, Isle-Vicksburg and Isle-Bossier City have been classified as discontinued operations for all periods presented and thus are not included in the Operational Review discussed above.

Isle of Capri Casinos, Inc.
Consolidated Statements of Income*
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	April 29	April 30	April 29	April 30
	2007	2006	2007	2006
		(Restated)		(Restated)
Revenues:
Casino	$255,614	$309,123	$1,015,629	$1,004,143
Hotel, pari-mutuel, food, beverage & other	49,134	57,366	200,223	183,390
Gross revenues	304,748	366,489	1,215,852	1,187,533
Less promotional allowances	51,385	61,457	214,458	200,174
Net revenues (2)	253,363	305,032	1,001,394	987,359

Operating and other expenses:
Properties	182,875	210,784	756,702	725,760
New development (3)	1,608	7,821	16,259	20,369
Corporate and other (4)	13,215	12,149	41,062	37,494
Preopening (5)	10,436	57	13,573	281
Valuation Charge (6)	7,801	13,388	8,466	13,388
Hurricane related charges, net (7)	-	-	-	4,776
Depreciation and amortization	26,608	23,000	99,506	88,819
Total operating and other expenses	242,543	267,199	935,568	890,887
Operating income	10,820	37,833	65,826	96,472

Interest expense, net	(21,836)	(20,135)	(81,681)	(73,641)
Loss on early extinguishment of debt	-	-	-	(2,110)

Income from continuing operations before income taxes and minority interest	(11,016)	17,698	(15,855)	20,721
Income tax (provision) benefit (8)	(659)	(5,079)	(1,906)	(5,628)
Minority interest (9)	(1,449)	(2,139)	(3,568)	(6,462)

Income (loss) from continuing operations	(13,124)	10,480	(21,329)	8,631
Income (loss) from discontinued operations (including minority interest
and gain on sale of discontinued operations), net of income taxes (10)	(1,497)	5,990	16,692	10,244

Net income (loss)	$(14,621)	$16,470	$(4,637)	$18,875

Earnings per common share - basic:
Income (loss) from continuing operations	$(0.43)	$0.35	$(0.70)	$0.29
Income from discontinued operations (including gain on sale
of assets), net of income taxes	(0.05)	0.19	0.55	0.34
Net income (loss)	$(0.48)	$0.54	$(0.15)	$0.63

Earnings per common share - diluted:
Income (loss) from continuing operations	$(0.43)	$0.33	$(0.70)	$0.28
Income from discontinued operations (including gain on sale
of assets), net of income taxes	(0.05)	0.19	0.55	0.32
Net income (loss)	$(0.48)	$0.52	$(0.15)	$0.60

Weighted average basic common shares	30,384	30,257	30,384	30,028
Weighted average diluted common shares	30,384	31,512	30,384	31,270

Selected Consolidated Balance Sheet Accounts*

	April 29	April 30,
	2007	2006
		(Restated)

Cash and cash equivalents	$188,114	$121,049
Property and equipment, net	1,338,570	979,627
Debt	1,417,979	1,219,057
Stockholders' equity	281,822	280,247

*The above excludes properties classified as discontinued operations. Discontinued operations include the Company's Bossier City, Louisiana and
Vicksburg, Mississippi properties which were sold on July 31, 2006.

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Three Months Ended
	April 29, 2007			April 30, 2006 (Restated)
	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin %	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin %

MISSISSIPPI
BILOXI	$28,856	$5,655	19.6%	$52,430	$24,923	47.5%
NATCHEZ	10,640	4,389	41.3%	13,767	5,909	42.9%
LULA	22,124	7,010	31.7%	25,019	7,763	31.0%
MISSISSIPPI TOTAL	61,620	17,054	27.7%	91,216	38,595	42.3%

LOUISIANA
LAKE CHARLES	42,615	10,189	23.9%	49,330	13,381	27.1%

MISSOURI
KANSAS CITY	21,754	4,572	21.0%	24,281	5,332	22.0%
BOONVILLE	21,698	6,442	29.7%	21,040	6,260	29.8%
MISSOURI TOTAL	43,452	11,014	25.3%	45,321	11,592	25.6%

IOWA
BETTENDORF	22,100	6,937	31.4%	25,833	8,865	34.3%
DAVENPORT	14,164	3,395	24.0%	18,808	5,168	27.5%
MARQUETTE	8,629	1,875	21.7%	10,730	2,266	21.1%
IOWA TOTAL	44,893	12,207	27.2%	55,371	16,299	29.4%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (11)	39,814	12,901	32.4%	46,076	14,215	30.9%

INTERNATIONAL
BLUE CHIP	2,589	(322)	(12.4%)	2,214	(283)	(12.8%)
OUR LUCAYA (12)	5,198	11,664	224.4%	7,414	1,215	16.4%
INTERNATIONAL TOTAL	7,787	11,342	145.7%	9,628	932	9.7%

CORPORATE & OTHER (13)	13,182	(17,440)	N/M	8,090	(20,736)	N/M

TOTAL	$253,363	$57,267	22.6%	$305,032	$74,278	24.4%

Note: Operating results for the fourth quarter of fiscal 2007 include one less week of operating results as compared to the fourth quarter of fiscal 2006. Also, the above excludes properties classified as discontinued operations.  Discontinued operations include the Company's Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

Isle of Capri Casinos, Inc.
Comparative Financial Highlights by Casino Property
(Unaudited)
(In thousands)

	Twelve Months Ended
	April 29, 2007			April 30, 2006 (Restated)
	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin %	Net Revenues (2)	Adjusted EBITDA (1)	Adjusted EBITDA (1) Margin %

MISSISSIPPI
BILOXI	$147,825	$45,797	31.0%	$100,790	$39,778	39.5%
NATCHEZ	40,864	13,319	32.6%	46,135	16,156	35.0%
LULA	83,068	22,485	27.1%	85,731	21,573	25.2%
MISSISSIPPI TOTAL	271,757	81,601	30.0%	232,656	77,507	33.3%

LOUISIANA
LAKE CHARLES	170,751	37,991	22.2%	161,912	39,501	24.4%

MISSOURI
KANSAS CITY	82,269	13,934	16.9%	88,009	17,468	19.8%
BOONVILLE	81,156	23,155	28.5%	74,519	21,576	29.0%
MISSOURI TOTAL	163,425	37,089	22.7%	162,528	39,044	24.0%

IOWA
BETTENDORF	87,699	24,866	28.4%	97,154	30,519	31.4%
DAVENPORT	60,483	14,361	23.7%	69,007	17,449	25.3%
MARQUETTE	37,593	8,143	21.7%	42,536	10,394	24.4%
IOWA TOTAL	185,775	47,370	25.5%	208,697	58,362	28.0%

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (11)	153,718	43,962	28.6%	163,412	49,982	30.6%

INTERNATIONAL
BLUE CHIP	8,898	(1,032)	(11.6%)	8,221	(1,510)	(18.4%)
OUR LUCAYA (12)	16,777	7,587	45.2%	25,349	2,968	11.7%
INTERNATIONAL TOTAL	25,675	6,555	25.5%	33,570	1,458	4.3%

CORPORATE & OTHER (13)	30,293	(59,966)	N/M	24,584	(62,118)	N/M

TOTAL	$1,001,394	$194,602	19.4%	$987,359	$203,736	20.6%

Note: Operating results for fiscal year 2007 include one less week of operating results as compared to fiscal year 2006. Also, the above excludes properties classified as discontinued operations.  Discontinued operations include the Company's Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Three Months Ended April 29, 2007

	Operating Income (Loss)	Depreciation & Amortization	Preopening (5)	Stock Compensation Expense (4)	Valuation Charge (6)	Adjusted EBITDA (1)
MISSISSIPPI
BILOXI	$19	$5,586	$-	$50	$-	$5,655
NATCHEZ	3,381	985	-	23	-	4,389
LULA	(3,438)	2,596	-	51	7,801	7,010
MISSISSIPPI TOTAL	(38)	9,167	-	124	7,801	17,054

LOUISIANA
LOUISIANA TOTAL	6,346	3,821	-	22	-	10,189

MISSOURI
KANSAS CITY	3,116	1,417	-	39	-	4,572
BOONVILLE	5,173	1,216	-	53	-	6,442
MISSOURI TOTAL	8,289	2,633	-	92	-	11,014

IOWA
BETTENDORF	4,896	2,023	-	18	-	6,937
DAVENPORT	1,790	1,586	-	19	-	3,395
MARQUETTE	1,051	766	-	58	-	1,875
IOWA TOTAL	7,737	4,375	-	95	-	12,207

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (11)	8,926	3,911	-	64	-	12,901

INTERNATIONAL
BLUE CHIP	(513)	191	-	-	-	(322)
OUR LUCAYA (12)	11,576	62	-	26	-	11,664
INTERNATIONAL TOTAL	11,063	253	-	26	-	11,342

CORPORATE & OTHER (13)	(31,503)	2,448	10,436	1,179	-	(17,440)
TOTAL	$10,820	$26,608	$10,436	$1,602	$7,801	$57,267

Note: Operating results for the fourth quarter of fiscal 2007 include one less week of operating results as compared to the fourth quarter of fiscal 2006. Also, the above excludes properties classified as discontinued operations.  Discontinued operations include the Company's Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Three Months Ended April 30, 2006 (Restated)

	Operating Income (Loss)	Depreciation & Amortization	Preopening (5)	Valuation Charge (6)	Adjusted EBITDA (1)
MISSISSIPPI
BILOXI	$21,422	$3,501	$-	$-	$24,923
NATCHEZ	5,011	898	-	-	5,909
LULA	5,249	2,514	-	-	7,763
MISSISSIPPI TOTAL	31,682	6,913	-	-	38,595

LOUISIANA
LOUISIANA TOTAL	10,008	3,373	-	-	13,381

MISSOURI
KANSAS CITY	3,517	1,815	-	-	5,332
BOONVILLE	5,053	1,207	-	-	6,260
MISSOURI TOTAL	8,570	3,022	-	-	11,592

IOWA
BETTENDORF	7,095	1,770	-	-	8,865
DAVENPORT	3,529	1,639	-	-	5,168
MARQUETTE	1,530	736	-	-	2,266
IOWA TOTAL	12,154	4,145	-	-	16,299

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (11)	10,237	3,978	-	-	14,215

INTERNATIONAL
BLUE CHIP	(9,334)	136	-	8,915	(283)
OUR LUCAYA (12)	(2,693)	266	-	3,642	1,215
INTERNATIONAL TOTAL	(12,027)	402	-	12,557	932

CORPORATE & OTHER (13)	(22,791)	1,167	57	831	(20,736)
TOTAL	$37,833	$23,000	$57	$13,388	$74,278

Note: The above excludes properties classified as discontinued operations. Discontinued operations include the Company's
Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Twelve Months Ended April 29, 2007

	Operating Income (Loss)	Depreciation & Amortization	Preopening (5)	Stock Compensation Expense (4)	Valuation Charge (6)	Adjusted EBITDA (1)
MISSISSIPPI
BILOXI	$26,948	$18,651	$-	$198	$-	$45,797
NATCHEZ	9,391	3,853	-	75	-	13,319
LULA	4,231	10,245	-	208	7,801	22,485
MISSISSIPPI TOTAL	40,570	32,749	-	481	7,801	81,601

LOUISIANA
LOUISIANA TOTAL	22,079	15,809	-	103	-	37,991

MISSOURI
KANSAS CITY	7,258	6,522	-	154	-	13,934
BOONVILLE	17,884	5,085	-	186	-	23,155
MISSOURI TOTAL	25,142	11,607	-	340	-	37,089

IOWA
BETTENDORF	17,120	7,672	-	74	-	24,866
DAVENPORT	8,094	6,207	-	60	-	14,361
MARQUETTE	4,802	3,121	-	220	-	8,143
IOWA TOTAL	30,016	17,000	-	354	-	47,370

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (11)	27,894	15,833	-	235	-	43,962

INTERNATIONAL
BLUE CHIP	(2,282)	585	-	-	665	(1,032)
OUR LUCAYA (12)	7,192	300	-	95	-	7,587
INTERNATIONAL TOTAL	4,910	885	-	95	665	6,555

CORPORATE & OTHER (13)	(84,785)	5,623	13,573	5,623	-	(59,966)
TOTAL	$65,826	$99,506	$13,573	$7,231	$8,466	$194,602

Note: Operating results for fiscal year 2007 include one less week of operating results as compared to fiscal year 2006. Also, the above excludes properties classified as discontinued operations.  Discontinued operations include the Company's Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

Isle of Capri Casinos, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Casino Property
(Unaudited) (In thousands)
Twelve Months Ended April 30, 2006 (Restated)

	Operating Income (Loss)	Depreciation & Amortization	Hurricane Related Charges, net	Preopening (5)	Valuation Charge (6)	Adjusted EBITDA (1)
MISSISSIPPI
BILOXI	$28,143	$11,666	$(31)	$-	$-	$39,778
NATCHEZ	12,230	3,922	4	-	-	16,156
LULA	12,089	9,484	-	-	-	21,573
MISSISSIPPI TOTAL	52,462	25,072	(27)	-	-	77,507

LOUISIANA
LOUISIANA TOTAL	19,952	15,249	4,300	-	-	39,501

MISSOURI
KANSAS CITY	10,282	7,186	-	-	-	17,468
BOONVILLE	17,060	4,516	-	-	-	21,576
MISSOURI TOTAL	27,342	11,702	-	-	-	39,044

IOWA
BETTENDORF	23,320	7,199	-	-	-	30,519
DAVENPORT	10,435	7,014	-	-	-	17,449
MARQUETTE	7,424	2,970	-	-	-	10,394
IOWA TOTAL	41,179	17,183	-	-	-	58,362

COLORADO
BLACK HAWK/COLORADO
CENTRAL STATION (11)	36,132	13,850	-	-	-	49,982

INTERNATIONAL
BLUE CHIP	(10,974)	549	-	-	8,915	(1,510)
OUR LUCAYA (12)	(2,201)	1,524	3	-	3,642	2,968
INTERNATIONAL TOTAL	(13,175)	2,073	3	-	12,557	1,458

CORPORATE & OTHER (13)	(67,420)	3,690	500	281	831	(62,118)
TOTAL	$96,472	$88,819	$4,776	$281	$13,388	$203,736

Note: The above excludes properties classified as discontinued operations. Discontinued operations include the Company's
Bossier City, Louisiana and Vicksburg, Mississippi properties which were sold on July 31, 2006.

1.
EBITDA is “earnings before interest, income taxes, depreciation and amortization.” Isle of Capri calculates Adjusted EBITDA at its properties by adding depreciation and amortization, pre-opening expense, management fees, other charges and non-cash items to Operating Income (Loss). Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry and 2) a principal basis of valuing gaming companies. Management uses property level Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP). The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenues. Fiscal 2007 and 2006 results have been reclassified to reflect the Colorado Grande-Cripple Creek, Isle-Bossier City and Isle-Vicksburg as discontinued operations. Reconciliations of operating income to Adjusted EBITDA and operating income as a percentage of net revenues are included in the financial schedules accompanying this release. A reconciliation of Adjusted EBITDA with the Company’s net income is shown below.

	Three Months Ended		Twelve Months Ended
	April 29	April 30	April 29	April 30
	2007	2006	2007	2006
		(Restated)		(Restated)
	(In thousands)

Adjusted EBITDA	$57,267	$74,278	$194,602	$203,736
(Add)/deduct:
Depreciation and amortization	26,608	23,000	99,506	88,819
Stock compensation expense	1,602	-	7,231	-
Preopening (5)	10,436	57	13,573	281
Valuation Charge (6)	7,801	13,388	8,466	13,388
Hurricane related charges, net (7)	-	-	-	4,776
Interest expense, net	21,836	20,135	81,681	73,641
Loss on early extinguishment of debt	-	-	-	2,110
Income tax provision (benefit) (8)	659	5,079	1,906	5,628
Minority interest (9)	1,449	2,139	3,568	6,462
Loss (income) from discontinued operations,
net of income taxes (10)	1,497	(5,990)	(16,692)	(10,244)
Net income (loss)	$(14,621)	$16,470	$(4,637)	$18,875

2.
Net revenues are presented net of complimentaries, slot points expense and cash coupon redemptions. Fiscal 2007 and 2006 results have been reclassified to reflect Colorado Grande-Cripple Creek, Isle-Bossier City and Isle-Vicksburg as discontinued operations.

3.
New development expenses include incremental costs incurred pursuing new opportunities within the industry. Such costs include legal and other professional fees, application fees and personnel and travel costs. These expenses are detailed in the table below.

	Three Months Ended		Twelve Months Ended
	April 29	April 30	April 29	April 30
	2007	2006	2007	2006
		(Restated)		(Restated)
Domestic[a]	$1,156	$3,972	$11,737	$8,036
International[b]	452	3,849	4,522	12,333
	$1,608	$7,821	$16,259	$20,369

[a] Relates primarily to the Company's development efforts in Pittsburgh, Pennsylvania. The Company was notified in December 2006 that it was not awarded this license.
[b] Includes development expenses related to development the Company's development agreement with Eighth Wonder related to Singapore. The Company was notified in December 2006 that it was not awarded this license.

4.
Included in Corporate expenses for the three months and the twelve months ended April 29, 2007 was $1.2 and $5.6 million, respectively, of compensation cost related to qualified and non-qualified stock options recognized related to the adoption of SFAS 123(R) on May 1, 2006. Also included in the three months and twelve months ended April 29, 2007, was $0.7 million and $5.4 million, respectively, related to the relocation of the Company’s corporate headquarters to Saint Louis, Missouri.

5.
Pre-opening expenses for the three months and the twelve months ended April 29, 2007 are related to our development at Pompano Beach, Florida, construction of the hotel and casino in Waterloo, Iowa, and our development project at RICOH(TM) Arena in Coventry, England. Pre-opening expenses for the three months and the twelve months ended April 30, 2006 relate to the development at Pompano Beach, Florida and construction of the hotel and casino in Waterloo, Iowa.

6.
Valuation charges in fiscal year 2007 relate primarily to goodwill impairment at Isle-Lula and an asset impairment charge on real property at Blue Chip. Valuation charges in fiscal year 2006 are primarily related to Isle - Our Lucaya and Blue Chip. Impairment at Isle-Our Lucaya was due to the change in expected cash flows resulting from our previous decision to close the casino. Subsequently, in April 2007, our Board of Directors approved agreements with its landlord and the Government of the Bahamas, which allowed the casino to remain open; however, the impairment charge was not reversed in 2007. Additionally in fiscal year 2006, we recorded valuation charges related to adverse market conditions on expected cash flows of the Blue Chip Casinos plc operations in the United Kingdom.

7.
Hurricane related charges, net, include impairment charges for assets damaged or destroyed by hurricanes, incremental costs incurred related to hurricanes and operating costs related to periods affected by hurricanes. This item also includes anticipated recoveries expected from our insurance carriers related to property damage, incremental costs and operating expenses. When the Company and its insurance carriers agree on the final amount of the insurance proceeds, the Company will also record any related gain in this account. In addition, any recoveries of lost profit will be recognized when agreed to with the insurance carrier and will be reflected in the related properties revenue and Adjusted EBITDA[1]. Accordingly, during the third fiscal quarter ended January 28, 2007, the Company recorded $2.2 million of income at its Lake Charles facility related to lost profits from Hurricane Rita and $0.6 million at its Pompano facility related to Hurricane Wilma.

8.
The Company’s effective tax rate from continuing operations for the quarter ended April 29, 2007 was an expense of 6.0% compared to an expense of 28.7% for the quarter ended April 30, 2006, which, in each case, excludes an unrelated party’s portion of Colorado Central Station-Black Hawk’s income taxes. The Company’s effective tax rate from continuing operations was an expense of 12% for the fiscal year ended April 29, 2007, compared to an expense of 27.1% for fiscal year ended April 30, 2006, which, in each case, excludes our joint venture partner’s portion of the Colorado Central Station-Black Hawk income taxes. The primary drivers for the difference between the Company’s effective tax rate and the statutory tax rates were permanent differences from non-deductible expenses, goodwill impairment charges, AMT and employment tax credits, change in state valuation allowances, international operations, taxes related to minority interests, involuntary conversion related to Hurricane Katrina, impairment of Bahamas operations, restatement changes to deferred tax balances and qualified stock option expenses that are not deductible.

9.	Minority interest represents unrelated third parties’ interest in Isle-Black Hawk’s income before income taxes and Colorado Central Station-Black Hawk’s net income.

10.
On July 31, 2006 the Company completed the sale of Isle-Bossier City and Isle-Vicksburg to Legends Gaming, LLC. The Company received approximately $240 million in proceeds from the sale and has recognized a pre-tax gain of $23.2 million. Taxes on the gain were $9.7 with a net gain on sale of discontinued operations of $13.5 million.

11.
As management fees are eliminated in consolidation, Adjusted EBITDA[1] for the combined Black Hawk/Colorado Central Station property does not include management fees. Fiscal 2006 results have been reclassified to reflect Colorado Grande-Cripple Creek as a discontinued operation. The following table shows management fees and Adjusted EBITDA[1] inclusive of management fees for the three and twelve months ended April 29, 2007 and April 30, 2006:

	Three Months Ended		Twelve Months Ended
	April 29, 2007	April 30, 2006	April 29, 2007	April 30, 2006
		(Restated)		(Restated)
	(In thousands)
Management Fees
Black Hawk/Colorado
Central Station	$1,791	$1,993	$6,818	$7,439

Adjusted EBITDA with Management Fees
Black Hawk/Colorado
Central Station	$11,110	$12,222	$37,144	$42,543

12.
In April 2006 the Company determined it would close its Isle-Our Lucaya property in Freeport, Grand Bahama by June 2007. In April 2007 the Company reached an agreement with government officials and its landlord to continue the Isle-Our Lucaya operations. Accordingly, during the fourth quarter of fiscal 2007, the Company has reversed $9.4 million of prior year expenses and $2.2 million of lease termination costs incurred in the first quarter of fiscal 2007.

13.
For the three months ended April 29, 2007 corporate and other includes net revenues of $13.2 million and Adjusted EBITDA[1] of $(3.7) million related to operations at the Pompano Park property compared to net revenues of $8.9 million and Adjusted EBITDA[1] of $(0.1) million for the same prior year period. For the twelve months ended April 29, 2007, corporate and other includes net revenues of $30.1 million and Adjusted EBITDA[1] of $(8.4) million related to operations at the Pompano Park property compared to net revenues of $24.7 million and Adjusted EBITDA[1] of $(2.1) million for the same prior year period.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 18 casino properties. The Company owns and operates casinos in Biloxi, Lula and Natchez, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri and a casino and harness track in Pompano Beach, Florida. The Company also operates and has a 57 percent ownership interest in two casinos in Black Hawk, Colorado. Isle of Capri Casinos’ international gaming interests include a casino that it operates in Freeport, Grand Bahama, a casino in Coventry, England, and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England.

There are four Isle of Capri Casinos brands including “the isle,” Isle of Capri, Colorado Central Station and Rhythm City, providing over 16,000 slot machines, 550 table games and 3000 hotel rooms for our guests’ enjoyment.

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

CONTACTS:

Isle of Capri Casinos, Inc.,
Allan B. Solomon, Executive Vice President-561.995-6660
Donn Mitchell, Chief Financial Officer-314.813.9319
Jill Haynes, Senior Director of Corporate Communication-314.813.9368
NOTE: Other Isle of Capri Casinos, Inc. press releases and a corporate profile are available at http://www.prnewswire.com. Isle of Capri Casinos, Inc.'s home page is http://www.islecorp.com

This press release contains forward-looking statements, which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or variations thereon or similar terminology. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, permits, weather, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects is included in the filings of the Company with the Securities and Exchange Commission including, but not limited to, its 10-K for the fiscal year ended April 30, 2006.